EXHIBIT 16.1



                   LETTER ON CHANGE IN CERTIFYING ACCOUNTANTS




May 26, 2009



Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read Green St. Energy, Inc.'s statements included under Item 4.01 of its Form 8-K/A filed on May 26, 2009 and we agree with such statements concerning our firm.



/s/  McGladrey & Pullen, LLP
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